Exhibit 99.1

GeoMet Announces Financial and Operating Results
for the Quarter and Nine Months Ended September 30, 2014

Houston, Texas—November 12, 2014—GeoMet, Inc. (OTCQ: GMET; OTC: GMETP) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter and nine months ended September 30, 2014.

Financial and Operating Results

On May 12, 2014, GeoMet closed the sale of substantially all of its remaining assets (the “Asset Sale”). As a result of the Asset Sale, all operating activities are presented as discontinued operations in the Condensed Consolidated Statements of Operations (Unaudited) for the quarter and nine months ended September 30, 2014 and 2013.

Quarter Ended September 30, 2014

For the quarter ended September 30, 2014, GeoMet reported a net loss available to common stockholders of $2.0 million, or $0.05 per fully diluted share. Included in net loss available to common stockholders for the quarter ended September 30, 2014 were non-cash charges of $0.8 million for accretion of preferred stock and $0.6 million for paid-in-kind (“PIK”) dividends paid on preferred stock. For the quarter ended September 30, 2013, GeoMet reported a net loss available to common stockholders of $1.0 million, or $0.03 per fully diluted share. Included in net loss available to common stockholders for the quarter ended September 30, 2013 were non-cash charges of $0.6 million for accretion of preferred stock and $1.3 million for PIK dividends paid on preferred stock.

For the quarter ended September 30, 2014, GeoMet reported income from discontinued operations of $0.6 million, including a tax benefit of $0.03 million, or $0.02 per fully diluted share. For the quarter ended September 30, 2013, GeoMet reported income from discontinued operations of $1.9 million, net of tax of $0, or $0.04 per fully diluted share.

Nine months Ended September 30, 2014

For the nine months ended September 30, 2014, GeoMet reported net income available to common stockholders of $55.3 million, or $1.36 per fully diluted share. Included in net income available to common stockholders for the nine months ended September 30, 2014 were non-cash charges of $2.1 million for accretion of preferred stock and $1.8 million for PIK dividends paid on preferred stock. For the nine months ended September 30, 2013, GeoMet reported a net income available to common stockholders of $32.1 million, or $0.79 per fully diluted share. Included in net income available to common stockholders for the nine months ended September 30, 2013 were non-cash charges of $1.6 million for accretion of preferred stock and $3.7 million for PIK dividends paid on preferred stock.

For the nine months ended September 30, 2014, GeoMet reported income from discontinued operations of $62.9 million, net of tax of $0.7 million, or $1.55 per fully diluted share. Included in income from discontinued operations was a $62.4 million gain resulting from the Asset Sale. For the nine months ended September 30, 2013, GeoMet reported income from discontinued operations of $41.2 million, net of tax of $0, or $1.01 per fully diluted share. Included in income from discontinued operations was a $36.9 million gain resulting from the June 2013 sale of GeoMet’s Alabama assets.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical facts, all statements included in the document, including those preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such words, are forward-looking statements.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are volatility of future natural gas prices, our estimate of the sufficiency of our existing capital sources and our ability to raise additional capital to fund cash requirements for future operations. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission (“SEC”). Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company’s web site at http://www.geometinc.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

Through the closing of the Asset Sale, GeoMet was engaged in the production of natural gas from coal seams.  Prior to the Asset Sale, GeoMet’s core area of operations was the Central Appalachian Basin of Virginia and West Virginia.

For more information please contact William A. Wiederkehr, Jr., Treasurer and Secretary, at (713) 600-4310 or wwiederkehr@geometcbm.com.

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Expenses:
Depreciation, depletion and amortization	$—	$32,212	$113,817	$101,223
General and administrative	1,212,887	1,049,372	3,160,010	3,456,126
Lease termination costs	—	—	427,722	—
Restructuring costs	—	6,000	—	93,584
Total operating expenses	1,212,887	1,087,584	3,701,549	3,650,933

Other income (expense)	2,457	(9,565)	(17,746)	(44,910)

Loss before income taxes from continuing operations	(1,210,430)	(1,097,149)	(3,719,295)	(3,695,843)

Income tax expense	6,250	6,250	18,750	18,750

Loss from continuing operations	(1,216,680)	(1,103,399)	(3,738,045)	(3,714,593)

Discontinued operations	605,008	1,935,067	62,949,297	41,160,996

Net (loss) income	$(611,672)	$831,668	$59,211,252	$37,446,403
Accretion of Preferred Stock	(772,910)	(598,611)	(2,122,819)	(1,624,984)
Paid-in-kind dividends on Preferred Stock	(649,937)	(1,277,889)	(1,802,727)	(3,721,062)
Cash dividends paid on Preferred Stock	(505)	(634)	(1,563)	(1,835)
Net (loss) income available to common stockholders	$(2,035,024)	$(1,045,466)	$55,284,143	$32,098,522

Net (loss) income per common share—basic and diluted:
Continuing operations	$(0.07)	$(0.07)	$(0.19)	$(0.22)
Discontinued operations	0.02	0.04	1.55	1.01
Total	$(0.05)	$(0.03)	$1.36	$0.79

Weighted average number of common shares:
Basic and diluted	40,513,373	40,485,875	40,513,093	40,473,460

GEOMET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$24,118,090	$8,108,272
Other current assets	305,155	3,593,547
Total current assets	24,423,245	11,701,819
Property and equipment—net	—	42,329,051
Other noncurrent assets	10,832	769,384
TOTAL ASSETS	$24,434,077	$54,800,254

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Payable to purchaser of assets	$346,606	$—
Current portion of long-term debt	—	71,550,000
Derivative liability—natural gas contracts	—	834,151
Asset retirement obligations	173,524	265,470
Income taxes payable	126,444	—
Other current liabilities	416,712	8,271,695
Total current liabilities	1,063,286	80,921,316
Asset retirement obligations	—	8,915,407
Derivative liability—natural gas contracts	—	709,571
Other long-term accrued liabilities	—	113,434
TOTAL LIABILITIES	1,063,286	90,659,728
Series A Convertible Redeemable Preferred Stock	47,330,539	43,404,993
Stockholders’ deficit	(23,959,748)	(79,264,467)
TOTAL LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT	$24,434,077	$54,800,254

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months Ended September 30, 2014	Nine months Ended September 30, 2013

Net cash (used in) provided by operating activities	$(7,733,919)	$7,604,340

Net cash provided by investing activities	95,295,299	60,171,728

Net cash used in financing activities	(71,551,562)	(65,305,663)

Increase in cash and cash equivalents	16,009,818	2,470,405

Cash and cash equivalents at beginning of period	8,108,272	7,234,225

Cash and cash equivalents at end of period	$24,118,090	$9,704,630